Exhibit 99.1

GOLDFIELD ANNOUNCES STORM RESTORATION EFFORTS IN FLORIDA
MELBOURNE, Florida, September 14, 2017 - The Goldfield Corporation (NYSE American: GV), a leading provider of electrical construction services for the utility industry and industrial customers through its subsidiaries, Power Corporation of America, C and C Power Line, Inc. and Southeast Power Corporation, with operations primarily in the Southeast and mid-Atlantic regions of the United States and Texas, today announced substantially all of its power line construction personnel and related equipment from its Florida and Texas operations are committed to storm restoration work in Florida as a result of Hurricane Irma.
Although the Company is providing restoration services to most of the major utilities in Florida affected by the hurricane, it is too early to determine the duration of the Company’s participation in the restoration efforts or to assess the financial impact on its operations. The utilities for which Goldfield is providing these services are still assessing their storm damage. Additionally, these utility customers can discontinue the Company’s involvement in the recovery work at any time. As soon as they are released from such restoration service, the Company’s crews will return to previously awarded projects.
President and Chief Executive Officer John H. Sottile said, “We are pleased to have the people and the resources available to assist our customers in restoring electricity in the aftermath of Hurricane Irma. We were able to deploy our crews to storm-damaged areas quickly. Our crews are seasoned veterans, having worked in numerous storm restoration efforts.”
About Goldfield
Goldfield is a leading provider of electrical construction services for the utility industry and industrial customers through its subsidiaries, Power Corporation of America, C and C Power Line, Inc. and Southeast Power Corporation, with operations primarily in the Southeast and mid-Atlantic regions of the United States and Texas. For additional information on Goldfield, please refer to our filings with the Securities and Exchange Commission and visit the Company’s website at http://www.goldfieldcorp.com.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995 throughout this document. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” and “continue” or similar words. We have based these statements on our current expectations about future events. Although we believe that our expectations reflected in or suggested by our forward-looking statements are reasonable, we cannot assure you that these expectations will be achieved. Our actual results may differ materially from what we currently expect. Factors that may affect the results of our operations include, among others: the level of construction activities by public utilities; the concentration of revenue from a limited number of utility customers; the loss of one or more significant customers; the timing and duration of construction projects for which we are engaged; our ability to estimate accurately with respect to fixed price construction contracts; and heightened competition in the electrical construction field, including intensification of price competition. Other factors that may affect the results of our operations include, among others: adverse weather; natural disasters; effects of climate changes; changes in generally accepted accounting principles; ability to obtain necessary permits from regulatory agencies; our ability to maintain or increase historical revenue and profit margins; general economic conditions, both nationally and in our region; adverse legislation or regulations; availability of skilled construction labor and materials and material increases in labor and material costs; and our ability to obtain additional and/or renew financing. Other important factors which could cause our actual results to differ materially from the forward-looking statements in this press release are detailed in the Company’s Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operation sections of our Annual Report on Form 10-K and Goldfield’s other filings with the Securities and Exchange Commission, which are available on Goldfield’s website: http://www.goldfieldcorp.com. We may not update these forward-looking statements, even in the event that our situation changes in the future, except as required by law.

For further information, please contact:
The Goldfield Corporation
Kristine Walczak
Phone:    (312) 780-7205
Email:     kwalczak@dresnerco.com